Exhibit 99.3 - Annual Statement of Compliance for the year
	       ended December 31, 2005

a)

                           [OCWEN Letterhead]

			Ocwen Loan Servicing, LLC
			   successor in interest to
			Ocwen Federal Bank FSB
	Compliance Certification Year Ended December 31, 2005
			    MASTR 2005-WMC1


The undersigned Officer of Ocwen Loan Servicing, LLC as successor in interest to Ocwen Federal Bank FSB (the "Servicer") confirms that a review of the activities of the Servicer during the calendar year ending on December 31, 2005 and of the performance of the Servicer under the Pooling and Servicing Agreement for MASTR Asset Backed Securities Trust 2005-WMC1 Mortgage Pass Through Certificates Series 2005-WMC1 dated and effective as of April 1, 2005 (the "Servicing Agreement") has been made under his supervision. Except as noted on the Management Assertion on Compliance with USAP, to the best of the undersigned Officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations as set forth in the Servicing Agreement.


By:	/s/ Scott W. Anderson             Dated: March 15, 2006
	Scott W. Anderson, Senior Vice President